UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2017

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 East 45th Street, 15th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 — Other Events

Item 8.01 Other Events

On August 8, 2017, the Court of Chancery of the State of Delaware (the “Court”) approved a Stipulation and Order Regarding Notice to Stockholders, Dismissal of Action, and Payment of Attorneys’ Fees and Expenses (the “Stipulation”) entered into by the parties in the putative class action (the “Action”) captioned Buch v. Filo, et al., C.A. No. 10933-VCL, which was commenced on April 22, 2015. The Stipulation requires that notice of such should be given to shareholders of the Company in the form of this Current Report on Form 8-K. The Stipulation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Plaintiff in the Action alleged direct and derivative claims for breaches of contract and fiduciary duty in connection with the Company’s bylaws and a disclosure in the Company’s proxy statement in April 2014, related to the termination of a Company executive in January 2014. Defendants denied any and all allegations of Plaintiff that Defendants engaged in any wrongdoing. The Company has agreed to adopt certain governance reforms and ratified certain findings and actions. The Company agreed to pay a mootness fee to plaintiff’s counsel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

Date: August 16, 2017	By:	/s/ Arthur Chong
	Name:	Arthur Chong
	Title:	General Counsel and Secretary

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